Talecris Biotherapeutics Holdings Corp.

OFFERS TO EXCHANGE
$600,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016
That Have Been Registered Under the Securities Act of 1933
(CUSIP No. 874227AB7)
For any and all of its outstanding
7.75% Senior Notes due 2016
(CUSIP Nos. 874227AA9 and U83028AA5)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2010, UNLESS THE OFFER IS EXTENDED BY TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. IN ITS SOLE DISCRETION. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY, ON THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Talecris Biotherapeutics Holdings Corp. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                                    , 2010 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") their 7.75% Senior Notes due 2016 that have been registered under the Securities Act of 1933, as amended, for their outstanding 7.75% Senior Notes due 2016 (the "Outstanding Notes"). The Exchange Offer is being made pursuant to the registration rights agreement that the Company entered into with the initial purchasers in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights, and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

        We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1.
Prospectus dated                                    , 2010;

2.
The Letter of Transmittal for your use and for the information of your clients;

3.
Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

4.
A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Outstanding Notes are not immediately available, or time will not permit the required documents to reach the Exchange Agent before the expiration date of the Exchange Offer, or the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the Exchange Offer; and

5.
A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                    , 2010 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Outstanding Notes (or a timely confirmation of book-entry transfer of such Outstanding Notes) should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the Outstanding Notes held by them as nominee or in a fiduciary capacity. The Company, however, will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York Mellon Trust Company, N.A., the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                          Very truly yours,

                          Talecris Biotherapeutics Holdings Corp.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures